(NASDAQ: VCGH)
A growing and leading consolidator and operator of adult nightclubs.
3
rd
Annual Merriman Curhan Ford & Co.
Consumer One: One Round Robin Conference
June 9, 2008
VCG HOLDING CORP.
Exhibit 99.1
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Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2007.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Investment Highlights
•
Misunderstood and undervalued company
–
Trading at 9.4x 2008 Run Rate free cash flow
–
Trading at 10.0x analyst estimates for ’08 (Peers trading at 22x)
•
Leading market participant in highly attractive industry
–
Recession resistant nature
–
Significant barriers to entry
–
Steady, predictable cash flows
–
Highly fragmented industry
•
Significant opportunities to grow thru highly accretive acquisitions
–
Typical purchase price of 3.5x club’s pre-tax profit
–
Estimated 3,500 clubs subject to consolidation across the USA
–
Few competing buyers
–
Strong reputation and industry contacts provide us a meaningful competitive advantage
–
Club sellers willing to provide financing
•
Underlevered balance sheet allows for significant financial flexibility
•
Significant insider ownership (30%+) aligns management’s incentives with other shareholders
•
$10M debt conversion by CEO @ $13.33 per share
•
Strong, and recently enhanced, management team

Current Ownership- 19 Clubs
Located in Colorado, Florida, Indiana, Illinois, Kentucky, Maine,
Minnesota, North Carolina and Texas.
The Penthouse Logo La Boheme Logo Diamond Cabaret
Logo
PT’s Logo The Men’s Club
Logo
Schieks Logo

Quarter Over Quarter Comparison
($MM, except per share figure)
$   0.08  $   0.07
Reported EPS (Basic)
% 40
$   0.07 $   0.05 Adjusted EPS (Fully taxed)
%
107
2.9 1.4 Income from operations
18.3 15.2 Fully diluted shares
$   0.07 $   0.07
Reported EPS (Fully diluted)
% 30 1.3 1.0 Net income
%
250
0.7 0.2 Taxes
% 75 2.1 1.2 Income before taxes
% 350 0.9 0.2 Interest and Minority Interest
%
100
3.2 1.6 EBITDA
% 109 $   13.3 $   6.4 Revenue
Increase % Q1 2008 Q1 2007

Pro Forma with Dallas Jaguar’s (4/14/2008)
($MM, except per share figure)
Reported Dallas Pro forma
Q1 2008 Pro forma Q1 2008
Revenue  $  13.3 $  1.1 $  14.4
EBITDA 3.2 0.5 3.7
Income from operations 2.9 0.5 3.4
Interest and minority interest 0.9 0.2 1.1
Income before taxes 2.1 0.3 2.4
Tax 0.7 0.1 0.8
Net income 1.3 0.2 1.5
EPS (Fully diluted) $  0.07 $  0.01 $  0.08
Fully diluted shares 18.3 18.3

2008 Forecast – Currently Owned Stores Only
($MM)
Revenue $     57.0
EBITDA 15.6
Income from operations 14.2
Income before taxes 10.8
Total income taxes (34.5%) 3.6
Net income 7.2
EPS $     0.40
Fully diluted shares 18.3

2008 Free Cash Flow (Owned Stores Only)
2008 Run Rate (in millions)
EBITDA $ 15.6
Less:
Interest expense & min. interest $  4.0
Cash income tax (18%) 2.0
Maintenance capex 2.0
8.0
Free Cash Flow $   7.6
VCGH stock price (6/6/08) $ 3.92
Fully diluted shares 18.3
Implied market cap $ 71.7
Market Cap / Free Cash Flow 9.4x

Impact of Accretive Acquisitions
($MM)
2008 Acquisitions Pro forma
Acquisition Price 15.0 $
Revenue 57.0 $             12.3 $           69.3 $
Ebitda 15.6                 4.3                19.9
Income from operations 14.2                 4.0                18.2
Interest expense & min. interest 3.4                   0.8                4.2
Tax expense (34%) 3.6                   1.1                4.7
Net income 7.2 $                2.1 $            9.3
EPS 0.40 $             0.11 $           0.51 $
Accretion
28%
Net debt 35.0 $             42.5 $
Net debt / EBITDA 2.2x 2.1x
• Financed with $7.5 million of VCG’s free cash flow and 50% with seller note at 10%
• 28% increase in EPS while lowering net debt to EBITDA ratio
• Club acquisitions at 3.5x pretax profit
• West Coast acquisition is accretive by $0.05 annual EPS

VCG Stock Valuations
Current Stock Price (6/6/08): $ 3.92
2008 EPS 0.40 $  0.40 $        0.40 $  0.40 $  0.40 $  0.40 $
Assumed Multiple 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x
Implied Stock Price 4.00 $  4.40 $        4.80 $  5.20 $  5.60 $  6.00 $
% Appreciation 2% 12% 22% 33% 43% 53%
2008 EPS 0.51 $  0.51 $  0.51 $  0.51 $  0.51 $  0.51 $
Assumed Multiple 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x
Implied Stock Price 5.10 $  5.61 $  6.12 $  6.63 $  7.14 $  7.65 $
% Appreciation 30% 43% 56% 69% 82% 95%
No Additional Acquisitions
Assumes $15.0 Million of Acquisitions

Near Term Objectives
• Complete and integrate all announced acquisitions
• Finalize additional but not yet announced acquisitions
• Increase awareness in investment community and improve
communication
• Expand banking relationships and lower our cost of capital
• Maximize revenue potential from the Democratic and
Republican Conventions during the 3
rd
quarter
• Maintain high standards and quality at all locations
• Announce the hiring of a highly qualified CFO

Recession Resistant Industry
3.4% 16.5 2007
Year
Revenue
($MM)
% Increase/
Decrease
1997 $11.8
1998 11.9 1.1%
1999 12.5 4.9%
2000 13.1 4.7%
2001 14.5 10.5%
2002 15.3 5.9%
2003 15.4 0.7%
2004 15.5 0.2%
2005 16.2 4.6%
2006 16.0 -1.3%
2008 Q1 6.4%
Compounded Annual Growth Rate of VCG owned stores in St. Louis, Denver,
Louisville, and Indianapolis.